Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-249639) on Form S-1, Registration Statement (No. 333-263931) on Form S-8 and Registration Statement (No. 333-235767) on Form S-3 of The LGL Group, Inc. of our report dated April 1, 2024 relating to the consolidated financial statements of The LGL Group, Inc. appearing in this Annual Report on Form 10-K of The LGL Group, Inc. for the year ended December 31, 2023.

/s/ PKF O'Connor Davies, LLP

New York, New York

April 1, 2024